Exhibit 99.1

Epiq Systems, Inc. Announces Fourth Quarter and Full Year 2007 Results Led By 56% Annual Revenue Growth for Electronic Discovery

KANSAS CITY, Kan.--(BUSINESS WIRE)--Epiq Systems, Inc. (NASDAQ: EPIQ) today announced results of operations for the fourth quarter and full year of 2007 with fourth quarter operating revenue (total revenue less operating revenue from reimbursed direct costs) of $39.2 million compared to $38.7 million for the same period last year. 2007 operating revenue was $151.6 million compared to $199.7 million for the prior year. 2006 revenue reflects the recognition of $59.7 million of revenue which had been previously deferred from prior periods in which the related services had been provided. An expanded discussion of operating revenue is provided below.

Net income for the fourth quarter of 2007 was $2.6 million or $0.07 per share compared to a net loss of $2.1 million or ($0.07) per share for the year ago quarter. 2007 net income was $6.9 million, or $0.21 per share compared to $35.1 million or $1.05 per share for the prior year. 2006 net income reflects recognition of $59.7 million of revenue which had been previously deferred from prior periods in which the related services had been provided. These items are included as adjustments for the non-GAAP financial measures provided below.

Fourth quarter 2007 net cash provided by operating activities was $12.8 million compared to $10.9 million for the year ago quarter. 2007 net cash provided by operations was $36.2 million compared to $34.4 million for the prior year. A condensed consolidated cash flow statement is provided below.

Epiq Systems’ management also evaluates the following non-GAAP financial measures: (i) non-GAAP operating revenue (operating revenue before reimbursed direct costs adjusted to include deferred revenue accounted for under SOP 97-2, “Software Revenue Recognition,” in the period in which the services were provided and to exclude the revenue in the later period in which the deferred revenue is recognized), (ii) non-GAAP adjusted EBITDA (net income before interest/ financing, taxes, depreciation, amortization, share-based compensation, non-cash mark-to-market adjustments and acquisition-related expenses, adjusted to include deferred revenue accounted for under SOP 97-2 in the period in which the services were provided and to exclude the revenue in the later period in which it is recognized) and (iii) non-GAAP net income (net income before amortization of acquisition related intangibles, share-based compensation, non-cash mark-to-market adjustments, acquisition-related expenses, the effect of tax adjustments which are outside of our anticipated effective tax rate, capitalized loan fee amortization, and adjustments to include deferred revenue accounted for under SOP 97-2 in the period in which the services were provided and to exclude the revenue in the later period in which it is recognized, all net of tax). Reconciliation statements for non-GAAP financial measures are provided below.

Non-GAAP operating revenue for the fourth quarter of 2007 was $39.2 million compared to $38.7 million for the same period last year. 2007 non-GAAP operating revenue was $151.6 million compared to $140.0 million for the prior year. 2006 non-GAAP operating revenue excludes $59.7 million of revenue that was earned in previous periods but recognized during the year-to-date period.

Fourth quarter 2007 non-GAAP adjusted EBITDA of $12.4 million increased 40% compared to $8.9 million for the year ago quarter. 2007 non-GAAP adjusted EBITDA of $49.5 million increased 27% compared to $38.9 million for the prior year.

Non-GAAP net income for the fourth quarter of 2007 increased 80% to $5.1 million or $0.14 per share, compared to $2.8 million or $0.10 per share for the year ago quarter. 2007 non-GAAP net income increased 58% to $17.3 million or $0.50 per share, compared to $10.9 million or $0.35 per share for the prior year.

Operating revenue for Electronic Discovery for the fourth quarter of 2007 increased 64% to $13.7 million compared to the year ago quarter. 2007 operating revenue was $49.1 million, a 56% increase compared to $31.4 million for the prior year. New client engagements combined with increased work for existing clients and expansion of the international business contributed to the increase in operating revenue compared to the prior year. Non-GAAP adjusted EBITDA for Electronic Discovery was $6.6 million, a 104% increase compared to $3.2 million in the year ago quarter. 2007 non-GAAP adjusted EBITDA was $24.4 million, a 68% increase compared to $14.5 million in the prior year.

Non-GAAP operating revenue for the Bankruptcy Trustee business for the fourth quarter of 2007 was $7.8 million, compared to $8.8 million for the year ago quarter. 2007 non-GAAP operating revenue was $32.9 million, compared to $34.6 million in the prior year. Changes in revenue are related to ordinary fluctuations in total bankruptcy deposits and caseloads across all clients. Non-GAAP adjusted EBITDA for the Bankruptcy Trustee business for the fourth quarter of 2007 was $5.1 million compared to $6.1 million for the year ago quarter. 2007 non-GAAP adjusted EBITDA was $22.1 million, compared to $23.6 million in the prior year.

Operating revenue for Settlements & Claims (which includes Chapter 11 bankruptcy, class action and related businesses) for the fourth quarter of 2007 was $17.6 million compared to $21.5 million in the year ago quarter. 2007 operating revenue was $69.7 million compared to $74.1 million in the prior year. Non-GAAP adjusted EBITDA for Settlements & Claims was $4.7 million for the fourth quarter of 2007 compared to $4.2 million for the year ago quarter. 2007 non-GAAP adjusted EBITDA increased 28% to $21.8 million, compared to $17.1 million in the prior year.

Tom W. Olofson, chairman and CEO, and Christopher E. Olofson, president and COO of Epiq Systems stated, “We were very pleased to achieve our operating objectives for the year, highlighted by significant growth for electronic discovery. The company is now clearly established as a top tier competitor in this important market. 2008 has started on a positive note with strategic advances for our electronic discovery business, record results for international engagements and important new retentions in electronic discovery, class action and bankruptcy.”

Recent key events include:

  A major software release of DocuMatrix™, our eDiscovery software, which offers foreign language-enabled support for 60+ languages including Arabic, Chinese, German, Hebrew, Japanese and Russian.
  46% growth in the number of U.S. electronic discovery client relationships since the end of 2006.
  Effective February 4, 2008, the company certified to the U.S. Department of Commerce that its privacy policy meets the Safe Harbor framework that provides automatic approval to receive private data from European Union-based organizations. This certification strengthens the company’s ability to serve a growing base of multinational clients.
  On February 1, Epiq Systems expanded the service capabilities of its London office to include scanning and document coding capabilities which continue to play a key role in non-U.S. engagements.
  Completed a registered direct offering for 5,000,000 shares of common stock issued pursuant to our effective shelf registration statement. Net proceeds from this offering of approximately $78.5 million were used to pay in full the company’s revolving credit facility.
  On February 8, the shareholders approved an amendment to the Articles of Incorporation to increase the authorized number of shares of common stock from 50,000,000 to 100,000,000.
  Total bankruptcy filings have increased each quarter for each of the past six quarters.
  The Federal Reserve reported that both corporate debt and consumer credit increased compared to the prior year, reaching $6.2 trillion and $2.5 trillion, respectively, as of September 30, 2007.

Conference Call

The Company will host a conference call today at 3:30 p.m. central time to discuss these results. The Internet broadcast of the call can be accessed at www.epiqsystems.com. To listen by phone, call 888-459-5609 before 3:30 p.m. central time. The archive of the Internet broadcast will be available on the company’s website until the next earnings update. A recording of the call will be available through March 31, 2008 beginning approximately two hours after the call ends. To access the replay, call 800-642-1687 and enter pin #34601720.

Company Description

Epiq Systems is a leading provider of integrated technology solutions for the legal profession. Our solutions streamline the administration of bankruptcy, litigation, financial transactions and regulatory compliance matters. We offer innovative technology solutions for electronic discovery, document review, legal notification, claims administration and controlled disbursement. Our clients include leading law firms, corporate legal departments, bankruptcy trustees and other professional advisors who require innovative technology, responsive service and deep subject-matter expertise. For more information, visit us online at www.epiqsystems.com.

Forward-looking and Cautionary Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act, including those relating to the possible or assumed future results of our operations and financial condition. These forward-looking statements are based on our current expectations and may be identified by terms such as “believe,” “expect,” “anticipate,” “should,” “planned,” “may,” "goal," "objective" and “potential.” Because forward-looking statements involve future risks and uncertainties, listed below are a variety of factors that could cause actual results and experience to differ materially from the anticipated results or other expectations expressed in our forward-looking statements. These factors include (1) any material changes in our total number of client engagements and the volume associated with each engagement, (2) any material changes in our client’s deposit portfolio or the services required or selected by our clients in engagements, (3) material changes in the number of bankruptcy filings, class action filings or mass tort actions each year, (4) risks associated with handling of confidential data and compliance with information privacy laws, (5) changes in pricing structures and arrangements, (6) risks associated with the integration of acquisitions into our existing business operations, (7) risks associated with our indebtedness, (8) risks associated with the application of complex accounting rules to unique transactions, including the risk that good faith application of those rules and audits of those results may be later reversed by new interpretations of those rules or new views regarding the application of those rules, and (9) other risks detailed from time to time in our SEC filings, including our annual report on Form 10-K. In addition, there may be other factors not included in our SEC filings that may cause actual results to differ materially from any forward-looking statements. We undertake no obligations to update any forward-looking statements contained herein to reflect future events or developments.

EPIQ SYSTEMS, INC. AND SUBSIDIARIES CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (In thousands, except per share data) (Unaudited)

	Three months ended		Twelve months ended
	December 31,		December 31,
	2007	2006	2007	2006

REVENUE:
Case management services	$ 25,542	$ 22,471	$ 96,612	$ 76,534
Case management bundled products and services	6,285	7,204	26,424	87,716
Document management services	7,359	8,977	28,601	35,472
Operating revenue before reimbursed direct costs	39,186	38,652	151,637	199,722
Operating revenue from reimbursed direct costs	5,046	7,772	22,776	24,448
Total Revenue	44,232	46,424	174,413	224,170

OPERATING EXPENSES:
Direct costs of services	11,369	14,919	41,470	48,345
Direct costs of services - bundled	917	944	3,700	3,921
Reimbursed direct costs	4,993	7,731	22,618	24,583
General and administrative	18,162	17,603	62,546	54,071
Depreciation and software and leasehold amortization	3,696	2,688	12,766	10,113
Amortization of identifiable intangible assets	2,303	2,957	9,531	11,629
Other operating (income) expense	(1,659)	33	(1,094)	283
Total Operating Expenses	39,781	46,875	151,537	152,945

INCOME (LOSS) FROM OPERATIONS	4,451	(451)	22,876	71,225

INTEREST EXPENSE (INCOME):
Interest income	(49)	(97)	(92)	(208)
Interest expense	1,358	4,253	11,973	13,468
Net Interest Expense	1,309	4,156	11,881	13,260

INCOME (LOSS) BEFORE INCOME TAXES	3,142	(4,607)	10,995	57,965

PROVISION (BENEFIT) FOR INCOME TAXES	581	(2,514)	4,066	22,834

NET INCOME (LOSS)	$ 2,561	$ (2,093)	$ 6,929	$ 35,131

NET INCOME (LOSS) PER SHARE INFORMATION:
Net income (loss) per share – Diluted	$ 0.07	$ (0.07)	$ 0.21	$ 1.05

WEIGHTED AVERAGE COMMON SHARES
OUTSTANDING – DILUTED	39,052	29,216	32,564	34,573

EPIQ SYSTEMS, INC. AND SUBSIDIARIES CONDENSED CONSOLIDATED BALANCE SHEETS (In thousands) (Unaudited)

	December 31,	December 31,
	2007	2006
ASSETS
ASSETS:
Cash and cash equivalents	$ 13,415	$ 5,274
Trade accounts receivable, net	33,925	33,066
Property and equipment, net	32,403	23,153
Goodwill	260,684	260,609
Other intangibles, net	34,310	43,840
Other	18,057	16,278

Total Assets	$ 392,794	$ 382,220

LIABILITIES AND STOCKHOLDERS’ EQUITY
LIABILITIES:
Accounts payable	$ 7,401	$ 7,930
Indebtedness	61,592	154,361
Other liabilities	40,119	35,750
STOCKHOLDERS’ EQUITY	283,682	184,179

Total Liabilities and Stockholders’ Equity	$ 392,794	$ 382,220

EPIQ SYSTEMS, INC. AND SUBSIDIARIES CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (In thousands) (Unaudited)

	Three months ended		Twelve months ended
	December 31,		December 31,
	2007	2006	2007	2006

CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss)	$ 2,561	$ (2,093)	$ 6,929	$ 35,131
Non-cash adjustments to net income:
Depreciation and amortization	5,999	5,646	22,297	21,742
Other, net	1,256	2,413	4,853	27,083
Changes in operating assets and liabilities, net	2,960	4,895	2,133	(49,520)
Net cash provided by operating activities	12,776	10,861	36,212	34,436

CASH FLOWS FROM INVESTING ACTIVITIES:
Cash paid for business combinations, net	-	-	-	(3,586)
Other	(3,932)	(2,563)	(19,279)	(11,065)
Net cash used in investing activities	(3,932)	(2,563)	(19,279)	(14,651)

CASH FLOWS FROM FINANCING ACTIVITIES:
Net payments on indebtedness	(77,540)	(7,013)	(97,374)	(30,656)
Net proceeds from issuance of stock	79,268	27	87,999	2,629
Other	(11)	(64)	583	(47)
Net cash provided by (used in) financing activities	1,717	(7,050)	(8,792)	(28,074)

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS
	$ 10,561	$ 1,248	$ 8,141	$ (8,289)

EPIQ SYSTEMS, INC. AND SUBSIDIARIES RECONCILIATION OF OPERATING REVENUE TO NON-GAAP OPERATING REVENUE (In thousands) (Unaudited)

	Three months ended		Twelve months ended
	December 31,	December 31,	December 31,	December 31,
	2007	2006	2007	2006
OPERATING REVENUE BEFORE REIMBURSED DIRECT COSTS
	$ 39,186	$ 38,652	$ 151,637	$ 199,722

Less:
Deferred revenue (SOP 97-2)	-	-	-	(59,674)

NON-GAAP OPERATING REVENUE	$ 39,186	$ 38,652	$ 151,637	$ 140,048

Note: The adjustment reverses the effect of deferred revenue related to a specific 36 month Chapter 7 bankruptcy arrangement spanning October 2003 - September 2006. Throughout the 36 month fixed term of the arrangement the company provided services to clients and received ordinary course cash payments each month. However, based on the structure of this arrangement, SOP 97-2 required the deferral of substantially all revenue from the arrangement to the final two quarterly periods. A deferral of $66.1 million of revenue was reported through the first quarter of 2006, of which $60.1 million was recognized in the second quarter of 2006 and $6.0 million was recognized in the third quarter of 2006. Although revenue from the arrangement was deferred, under generally accepted accounting principles the related costs were not deferred but rather recognized as incurred. Revenue for arrangements in periods prior to October 2003 and for the current arrangement, which began October 1, 2006, are recognized in the period the services are provided.

EPIQ SYSTEMS, INC. AND SUBSIDIARIES RECONCILIATION OF BANKRUPTCY TRUSTEE OPERATING REVENUE TO BANKRUPTCY TRUSTEE NON-GAAP OPERATING REVENUE (In thousands) (Unaudited)

	Three months ended		Twelve months ended
	December 31,	December 31,	December 31,	December 31,
	2007	2006	2007	2006
OPERATING REVENUE BEFORE REIMBURSED DIRECT COSTS
	$ 7,838	$ 8,781	$ 32,851	$ 94,241

Less:
Deferred revenue (SOP 97-2)	-	-	-	(59,674)

NON-GAAP OPERATING REVENUE	$ 7,838	$ 8,781	$ 32,851	$ 34,567

EPIQ SYSTEMS, INC. AND SUBSIDIARIES RECONCILIATION OF NET INCOME TO NON-GAAP ADJUSTED EBITDA (In thousands) (Unaudited)

	Three months ended		Twelve months ended
	December 31,	December 31,	December 31,	December 31,
	2007	2006	2007	2006

NET INCOME (LOSS)	$ 2,561	$ (2,093)	$ 6,929	$ 35,131

Deferred revenue (SOP 97-2)	-	-	-	(59,674)
Acquisition related expense	-	33	-	283
Depreciation and amortization	5,999	5,645	22,297	21,742
Share-based compensation	3,793	3,689	5,602	5,359
Expenses related to financing, net	1,309	4,156	11,881	13,260
Mark-to-market adjustments	(1,794)	-	(1,273)	-
Provision for income taxes	581	(2,514)	4,066	22,834
	9,888	11,009	42,573	3,804

NON-GAAP ADJUSTED EBITDA	$ 12,449	$ 8,916	$ 49,502	$ 38,935

EPIQ SYSTEMS, INC. AND SUBSIDIARIES RECONCILIATION OF SEGMENT PERFORMANCE MEASURE TO BANKRUPTCY TRUSTEE NON-GAAP ADJUSTED EBITDA (In thousands) (Unaudited)

	Three months ended		Twelve months ended
	December 31,	December 31,	December 31,	December 31,
	2007	2006	2007	2006

SEGMENT PERFORMANCE MEASURE	$ 5,080	$ 6,141	$ 22,093	$ 83,276

Deferred revenue (SOP 97-2)	-	-	-	(59,674)

NON-GAAP ADJUSTED EBITDA	$ 5,080	$ 6,141	$ 22,093	$ 23,602

EPIQ SYSTEMS, INC. AND SUBSIDIARIES RECONCILIATION OF NET INCOME TO NON-GAAP NET INCOME (In thousands) (Unaudited)

	Three months ended		Twelve months ended
	December 31,	December 31,	December 31,	December 31,
	2007	2006	2007	2006

NET INCOME	$ 2,561	$ (2,093)	$ 6,929	$ 35,131

Plus (net of tax):
Deferred revenue (SOP 97-2)	-	-	-	(36,103)
Amortization of acquisition intangibles	1,393	1,789	5,766	7,036
Share-based compensation	2,251	2,215	3,420	3,306
Acquisition related expense	-	20	-	171
Effective tax rate	154	-	286	-
Loan fee amortization	80	224	615	888
Mark-to-market adjustments	(1,329)	678	312	511
	2,549	4,926	10,399	(24,191)

NON-GAAP NET INCOME	$ 5,110	$ 2,833	$ 17,328	$ 10,940

EPIQ SYSTEMS, INC. AND SUBSIDIARIES RECONCILIATION OF EPS TO NON-GAAP EPS (Unaudited)

	Three months ended		Twelve months ended
	December 31,	December 31,	December 31,	December 31,
	2007	2006	2007	2006

EPS (on a diluted basis)	$ 0.07	$ (0.07)	$ 0.21	$ 1.05

Plus (net of tax):
Deferred revenue (SOP 97-2)	-	-	-	(1.04)
Amortization of acquisition intangibles	0.04	0.06	0.16	0.20
Share-based compensation	0.06	0.08	0.09	0.10
Acquisition related expense	-	-	-	-
Effective tax rate	0.01	-	0.01	-
Loan fee amortization	-	0.01	0.02	0.03
Mark-to-market adjustments	(0.04)	0.02	0.01	0.01
	0.07	0.17	0.29	(0.70)

NON-GAAP EPS (on a diluted basis)	$ 0.14	$ 0.10	$ 0.50	$ 0.35

Weighted Average Common Shares Outstanding - Diluted
	39,052	29,216	36,850	34,573

EPIQ SYSTEMS, INC. AND SUBSIDIARIES NON-GAAP REVENUE (In thousands) (Unaudited)

	Three months ended		Twelve months ended
	December 31,	December 31,	December 31,	December 31,
	2007	2006	2007	2006

Electronic Discovery	$ 13,723	$ 8,353	$ 49,062	$ 31,399
Bankruptcy Trustee	7,838	8,781	32,851	34,567
Settlements & Claims	17,625	21,518	69,724	74,082

NON-GAAP OPERATING REVENUE BEFORE REIMBURSED DIRECT COSTS
	$ 39,186	$ 38,652	$ 151,637	$ 140,048

EPIQ SYSTEMS, INC. AND SUBSIDIARIES NON-GAAP ADJUSTED EBITDA (In thousands) (Unaudited)

	Three months ended		Twelve months ended
	December 31,	December 31,	December 31,	December 31,
	2007	2006	2007	2006

Electronic Discovery	$ 6,594	$ 3,240	$ 24,369	$ 14,511
Bankruptcy Trustee	5,080	6,141	22,093	23,602
Settlements & Claims	4,710	4,229	21,837	17,121
Unallocated	(3,935)	(4,694)	(18,797)	(16,299)

TOTAL NON-GAAP ADJUSTED EBITDA	$ 12,449	$ 8,916	$ 49,502	$ 38,935

EPIQ SYSTEMS, INC. AND SUBSIDIARIES EPS CALCULATION (In thousands, except per share data) (Unaudited)

	Three months ended		Twelve months ended
	December 31,	December 31,	December 31,	December 31,
	2007	2006 [a]	2007 [a]	2006

NET INCOME (LOSS)	$ 2,561	$ (2,093)	$ 6,929	$ 35,131
Interest expense adjustment for convertible debt	305	-	-	1,209

ADJUSTED FOR DILUTED CALCULATION	$ 2,866	$ (2,093)	$ 6,929	$ 36,340

DILUTED WEIGHTED AVERAGE SHARES	32,364	29,216	30,424	29,099
Adjustment to reflect stock options	2,402	-	2,140	1,188
Adjustment to reflect convertible debt shares	4,286	-	-	4,286

ADJUSTED FOR DILUTED CALCULATION	39,052	29,216	32,564	34,573

NET INCOME (LOSS) PER SHARE - DILUTED	$ 0.07	$ (0.07)	$ 0.21	$ 1.05

[a] Convertible debt is antidilutive and therefore excluded from EPS calculation.

CONTACT:
Epiq Systems, Inc.
Mary Ellen Berthold, 913-621-9500
ir@epiqsystems.com